Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FIRST FISCAL QUARTER 2017

Chicago, IL, May 2, 2017 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the first fiscal quarter ended March 26, 2017.

Key highlights for the thirteen weeks ended March 26, 2017 compared to the thirteen weeks ended March 27, 2016 include:

•	Total revenues increased 6.0% to $101.7 million from $96.0 million.
•	Company-operated comparable store sales decreased 3.1%.
•	Eleven new shops opened, including eight franchised shops and three company-operated shops.
•	GAAP net income attributable to Potbelly Corporation decreased 37.2% to $0.7 million from net income of $1.1 million. GAAP diluted EPS decreased 25.0% to $0.03 from $0.04.
•	Adjusted net income[1] attributable to Potbelly Corporation increased 16.7% to $1.3 million from adjusted net income of $1.1 million. Adjusted diluted EPS increased 25.0% to $0.05 from $0.04.
•	EBITDA[1] was $7.5 million for the thirteen weeks ended March 26, 2017 and $7.5 million for the thirteen weeks ended March 27, 2016.
•	Adjusted EBITDA[1] increased 12.3% to $9.2 million from $8.2 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “During the first quarter, we delivered revenue growth of 6% and adjusted net income growth of approximately 17%. The operating environment remained highly challenging for restaurants, and our business performance was reflective of these negative traffic trends experienced throughout most of the industry.  Our comparable store sales decline of 3.1% fell short of our expectations, as traffic at the end of 2016 continued to decline into 2017.”

Lewis continued, “As we look out to the balance of 2017, our revised full year outlook contemplates a continuation of challenging industry trends, as well as the impact of the closure of our Chicago Midway Airport shop in May.  Against these setbacks, we recognize that we need to continue exploring opportunities to drive growth and engage with our customers, while managing costs and optimizing investments. The fundamentals of the Potbelly brand remain strong, and we will navigate these headwinds on the strength of our execution, innovation, and culture.”

As previously disclosed in our Annual Report on Form 10-K for the year ended December 25, 2016, in February 2017 the City of Chicago's Department of Aviation approved the award of the Midway International Airport dining concessions to a development group whose proposal did not include an extension of our lease at the airport. We also disclosed in that filing that, for the year ended December 25, 2016, our Midway shop represented approximately $7.8 million in revenue and approximately $2.0 million in income before income taxes. Subsequent to that filing, we were notified by the City that the new development group will take over the space of our shop at Midway by the middle of May 2017. Our forecast for the remainder of 2017 has been revised to reflect the May 2017 closing of our Midway shop.

2017 Outlook

Management’s outlook for 2017 has been revised to reflect the closure of our Chicago Midway Airport shop in May of 2017, and to reflect the results and traffic trends through the first quarter of 2017. For the full fiscal year of 2017, management currently expects:

•	45-60 total new shop openings, including 30-40 company-operated shop openings;
•	A low single digit decrease in company-operated comparable store sales;
•	An effective tax rate to range from 36% to 38%, excluding the discrete tax benefit or detriment of FASB Accounting Standard, ASU 2016-09, which could significantly impact our tax rate for 2017;
•	Adjusted net income in the range of $9.0 million to $10.0 million, and full year adjusted diluted earnings per share in the range of $0.35 to $0.38; and
•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Projected adjusted net income growth and adjusted diluted earnings per share set forth above are measures not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, May 2, 2017
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13659832

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, May 2, 2017 through midnight Tuesday, May 9, 2017. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13659832. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 40 shops domestically, in the Middle East, the United Kingdom and Canada. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents net income before depreciation and amortization expense, interest expense and provision for income taxes.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense and provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•	Adjusted net income – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense.
•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•	Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense on a fully diluted per share basis.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Beginning in the first quarter of 2017, the Company modified its definition of adjusted EBITDA to eliminate the adjustments of pre-opening and public company costs from its definition.  The Company believes these refinements improve the usefulness and comparability of adjusted EBITDA. Prior period adjusted EBITDA financial measures have been restated to reflect this change within this press release.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including but not limited to under the heading “2017 Outlook”), namely adjusted net income and adjusted diluted earnings per share.  The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

###

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended
	March 26,		March 27,
	2017		2016
Revenues
Sandwich shop sales, net	$100,859	99.2%	$95,426	99.4%
Franchise royalties and fees	840	0.8	529	0.6
Total revenues	101,699	100.0	95,955	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	26,663	26.2	26,246	27.4
Labor and related expenses	30,462	30.0	28,162	29.3
Occupancy expenses	14,169	13.9	12,757	13.3
Other operating expenses	11,633	11.4	10,545	11.0
General and administrative expenses	10,352	10.2	10,523	11.0
Depreciation expense	6,199	6.1	5,664	5.9
Pre-opening costs	73	*	152	0.2
Impairment and loss on disposal of property and equipment	885	0.9	17	*
Total expenses	100,436	98.8	94,066	98.0
Income from operations	1,263	1.2	1,889	2.0
Interest expense, net	28	*	28	*
Income before income taxes	1,235	1.2	1,861	1.9
Income tax expense	553	0.5	733	0.8
Net income	682	0.7	1,128	1.2
Net (loss) income attributable to non- controlling interests	(1)	*	40	*
Net income attributable to Potbelly Corporation	$683	0.7%	$1,088	1.1%

Net income per common share attributable to common shareholders:
Basic	$0.03		$0.04
Diluted	$0.03		$0.04
Weighted average common shares outstanding:
Basic	25,099,962		26,259,593
Diluted	26,082,478		26,733,055

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended
	March 26,	March 27,
	2017	2016
Net income attributable to Potbelly Corporation, as reported	$683	$1,088
Impairment, loss on disposal of property and equipment, and closures(1)	936	17
Tax benefit of impairment and closures(2)	(338)	(7)
Adjusted net income attributable to Potbelly Corporation	$1,281	$1,098

Net income attributable to Potbelly Corporation per share, basic	$0.03	$0.04
Net income attributable to Potbelly Corporation per share, diluted	$0.03	$0.04

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.05	$0.04
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.05	$0.04

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,099,962	26,259,593
Diluted	26,082,478	26,733,055

	For the 13 Weeks Ended
	March 26,	March 27,
	2017	2016
Net income attributable to Potbelly Corporation, as reported	$683	$1,088
Depreciation expense	6,199	5,664
Interest expense, net	28	28
Income tax expense	553	733
EBITDA	$7,463	$7,513
Impairment, loss on disposal of property and equipment, and closures(1)	936	17
Stock-based compensation	820	677
Adjusted EBITDA	$9,219	$8,207

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended
	March 26,	March 27,
	2017	2016
Income from operations	$1,263	$1,889
Less: Franchise royalties and fees	840	529
General and administrative expenses	10,352	10,523
Depreciation expense	6,199	5,664
Pre-opening costs	73	152
Impairment and loss on disposal of property and equipment	885	17
Shop-level profit [Y]	$17,932	$17,716
Total revenues	$101,699	$95,955
Less: Franchise royalties and fees	840	529
Sandwich shop sales, net [X]	$100,859	$95,426
Shop-level profit margin [Y÷X]	17.8%	18.6%

	For the 13 Weeks Ended
	March 26,	March 27,
	2017	2016
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	413	377
Franchise shops, end of period	51	38
Revenue Data:
Company-operated comparable store sales	(3.1%)	3.7%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)	For the thirteen weeks ended March 26, 2017 and March 27, 2016, the tax benefit associated with impairment and closures is based on effective tax rates of 36.1% and 39.4%, respectively.